Exhibit 99.1

Investor Contact:	Media Contact:
Karen Breen	Maggie Pisacane
303-397-8592	212-687-8080
Jennifer Martin	mpisacane@sardverb.com
303-397-8634	Paul Kranhold
415-568-9570
pk@sardverb.com
TeleTech Reports Preliminary Third Quarter Results
Year-to-Date Revenue up 14 Percent; Core BPO Revenue up 17 Percent
Eighth Consecutive Quarter of Double-Digit Revenue Growth
Record 3,600 Workstations Added in the Quarter
Completes Sale of Newgen
Reports Options Practices Review and Likely Restatement of Financials
Englewood, Colo., November 8, 2007 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest and most geographically diverse global providers of business process outsourcing (BPO) solutions, today announced preliminary financial results for the third quarter 2007. The results below should be considered preliminary in light of TeleTech’s self-initiated review of accounting for equity-based compensation practices and likely restatement of prior period financial statements as discussed below and in the Company’s Form 8-K filed today.
TeleTech reported record third quarter 2007 revenue of $335.8 million, a 10.5 percent increase over the year-ago quarter. Revenue from services performed for clients in offshore locations grew approximately 33 percent to $136.5 million in the third quarter 2007 and represented 41 percent of total revenue. Year to date, revenue from services performed for clients in offshore locations grew approximately 41 percent to $396 million and represented nearly 40 percent of total revenue. The third quarter also marked the largest amount of capacity additions in any given quarter with approximately 3,600 new workstations deployed predominantly in offshore locations. TeleTech currently provides offshore services from eight countries including Argentina, Brazil, Canada, Costa Rica, India, Malaysia, Mexico and the Philippines and is in the process of launching operations in South Africa. TeleTech believes it has the largest and most geographically diverse offshore footprint of any global BPO provider.
On September 28, 2007, TeleTech sold substantially all of the assets and certain liabilities related to Newgen Results Corporation (Newgen), its database marketing and consulting segment, as part of the Company’s review of strategic alternatives for this business. The sale of this business resulted in a pre-tax disposition charge, net of a software sale, during the third quarter of $7.0 million, of which approximately $2 million were cash related expenses. Of this $7.0 million, $3.1 million has been recorded as an asset impairment and restructuring charge which reduced preliminary income from operations, and the remainder was recorded as a loss on the sale of assets and is reflected in “Other Income (Expense).”
Preliminary income from operations in the third quarter 2007 was $25.9 million. Included in third quarter 2007 income from operations was a total of $4.8 million in asset impairment and restructuring charges. Excluding these charges, preliminary income from operations was $30.7 million, or 9.1 percent of revenue.
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REVIEW OF EQUITY-BASED COMPENSATION PRACTICES AND LIKELY RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
TeleTech announced that it will file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission indicating that it will not meet the prescribed deadline for filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 due to a review of TeleTech’s historical stock option and other equity-based compensation grant practices being conducted by the Company’s Audit Committee. The review, which was initiated by the Company during the third quarter, is being conducted with the assistance of independent legal counsel to the Audit Committee and outside accounting experts.
Although TeleTech believes that significant progress has been made in the review, it is not complete. Based on the work conducted so far, management presently believes that it will be required to incur additional non-cash compensation charges for prior periods and that restatement of previous interim and annual financial statements for the periods 1999 through 2007 is likely. There also may be an impact on the current fiscal year’s results of operations including those reported in this release. Accordingly, management and the Audit Committee concluded on November 8, 2007 that TeleTech’s financial statements for the periods 1999 through 2006 and the first and second quarters of 2007 should not be relied upon. Because the review has not been concluded, the amount of additional non-cash compensation expense that will have to be recorded in any prior period, along with the resulting tax impacts, and the specific periods that require restatement have not been determined. Although the Company will not be able to determine the amount of additional compensation expense that will have to be recorded as a result of the equity compensation review until the Audit Committee has completed the review, management does not expect that such additional expense will have a significant adverse effect on the fundamental business operations of the Company. In addition, no conclusions have been reached as to the specific bases on which adjustments may be required.
The Form 10-Q for the third quarter of 2007 and restated financial statements, if required, will be filed following completion of the Audit Committee’s review and the review of the required adjustments to the Company’s financial statements by the Company’s independent registered accounting firm. TeleTech management and the Audit Committee have discussed this review with the Company’s independent auditors for the affected periods and have also voluntarily informed the Securities and Exchange Commission of the review described above.
“Management is fully supporting the Audit Committee in completing its review of the Company’s equity-based compensation practices and will take all actions necessary to complete our required SEC filings, including any necessary restatement of our financial statements, as soon as possible,” said Kenneth Tuchman, chairman and chief executive officer.
EXECUTIVE COMMENTARY ON TELETECH’S PRELIMINARY THIRD QUARTER RESULTS
“TeleTech’s strong third quarter performance was underscored by the largest demand-driven capacity expansion ever completed by TeleTech in any one quarter,” said Mr. Tuchman. “Our market opportunity continues to grow as clients are increasingly consolidating work with TeleTech given our ability to deliver strategic capabilities with a demonstrated track record of global operational excellence. Our unprecedented expansion coupled with the most significant business opportunities in the Company’s history gives us confidence in our ability to achieve both our 2007 and 2008 financial goals.”
PRELIMINARY THIRD QUARTER 2007 BUSINESS HIGHLIGHTS
Strong Performance in the BPO Business
•	Revenue in TeleTech’s BPO business grew 11.3 percent to $330.5 million from $297.0 million in the year-ago quarter. Year to date, TeleTech’s core BPO business grew 16.8 percent to $981.3 million compared to the same period in 2006.
Preliminary Balance Sheet Continues to Fund Organic Growth
•	As of quarter-end, TeleTech had cash and cash equivalents of $73.9 million and a total debt to equity ratio of approximately 10 percent.
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•	Capital expenditures were $15.7 million in the third quarter. Approximately 80 percent of this quarter’s capital expenditures were for growth related needs, which included the deployment of a quarterly record 3,600 new workstations, with the balance for maintenance capital.
Share Repurchase
•	TeleTech’s strong balance sheet has given the Company the flexibility to fund organic growth while also repurchasing common stock. In the third quarter, the Company repurchased over $23 million of common stock for a total of nearly $47 million year-to-date. However, the Company has suspended repurchases under its stock repurchase program pending completion of the review of its equity-based compensation practices. The Company expects that, once the Audit Committee’s review is completed and the Company is current with all SEC filings, it will address resumption of its stock repurchase program.
New Business
•	TeleTech continued its rapid workstation expansion, deploying approximately 3,600 new workstations during the third quarter in response to a significant amount of new and expanded business. To meet continued strong client demand, TeleTech expects to deploy an additional 2,000 workstations in both offshore and U.S. markets during the fourth quarter of 2007, bringing the total workstations added during 2007 to an estimated 7,500.
Business Outlook
•	TeleTech reaffirmed its previous full year 2007 business outlook, estimating revenue will grow approximately 15 percent over 2006 as it expects to achieve a $1.5 billion revenue run-rate and 10 percent operating margin, excluding unusual charges, by the fourth quarter 2007.

•	For 2008, TeleTech reaffirmed its expectation that revenue will grow between 12 and 15 percent and operating margin will improve by approximately 200 basis points over 2007.
PRELIMINARY RESULTS SUBJECT TO CHANGE
Due to the pending review, all financial results described in this press release should be considered preliminary and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates that are identified as a result of the review. In addition, financial results for the third quarter and year to date, as well as comparable periods of earlier reported years, could be affected by any restatement of prior period financial statements that is required as a result of any conclusions reached by the review.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss preliminary third quarter 2007 financial results on Friday, November 9, 2007, at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Friday, November 23, 2007.
ABOUT TELETECH
TeleTech is one of the largest and most geographically diverse global providers of business process outsourcing solutions. We have a 25-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. We have developed deep domain expertise and support approximately 300 business process outsourcing programs serving approximately 135 global clients in the automotive, communications, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by more than 52,000 employees utilizing 37,700 workstations across 90 Delivery Centers in 18 countries.
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FORWARD-LOOKING STATEMENTS This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, the following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: all of the results reported above are presented without taking into account any adjustments that may be required in connection with the ongoing review of TeleTech’s accounting for equity-based compensation plans and should be considered preliminary until TeleTech files its Form 10-Q for the third quarter ended September 30, 2007; the review and possible conclusions may have an impact on the amount and timing of previously awarded non-cash equity-based compensation expense for current and previous financial periods; the effect of TeleTech’s failure to timely file all of its required reports under the Securities and Exchange Act of 1934, including the potential of a default under its credit facility; our ability to meet the requirements of the NASDAQ Stock Market for continued listing of our shares; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications for TeleTech resulting from any accounting adjustments or other factors; our belief that we are continuing to see strong demand for our services and that sales cycles are shortening; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients in order to achieve our Business Outlook; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to execute our growth plans, including sales of new services; our ability to achieve our year-end 2007 and 2008 financial goals, including those set forth in our Business Outlook; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; our ability to find cost effective delivery locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, pandemic or terrorist-related events; economic or political changes affecting the countries in which we operate; achieving continued profit improvement in our International BPO operations; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
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TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)
REVENUE SEGMENT INFORMATION :

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
North American BPO	$229,305	$206,616	$689,557	$576,283
International BPO	101,197	90,336	291,714	264,277
Database Marketing and Consulting	5,298	6,852	16,893	34,000

Total	$335,800	$303,804	$998,164	$874,560

PRELIMINARY INCOME FROM OPERATIONS :

Three months
ended
September 30,
2007
Revenue	$335,800
Operating Expenses:
Cost of services	244,942
Selling, general and administrative	46,386
Depreciation and amortization	13,751
Restructuring charges, net	2,510
Impairment losses	2,274

Total operating expenses	309,863

Income From Operations	25,937
PRELIMINARY RESULTS SUBJECT TO CHANGE:
 Due to the pending review of accounting for equity-based compensation practices, all financial results described above should be considered preliminary and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates that are identified as a result of the review. In addition, financial results for the third quarter and year to date, as well as comparable periods of earlier reported years, could be affected by any restatement of prior period financial statements that is required as a result of any conclusions reached by the review.